Exhibit 99.1

AgEagle™ Aerial Systems Announces Jesse Stepler as President of Measure and New Hires for Key Management Roles

WICHITA, Kan. – June 17, 2021 – (GLOBE NEWSWIRE) – AgEagle™ Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), an industry-leading drone solutions provider, today announced the promotion of Jesse Stepler to President of Measure Global (“Measure”), an AgEagle company, and the appointment of two highly experienced business professionals to key management roles.

Jesse Stepler – Promotion to President of Measure

Shortly following AgEagle’s acquisition of Measure in April 2021, Stepler was appointed by AgEagle to serve as Measure’s Senior Vice President, Strategy and Product, and has now been announced as President of Measure effective immediately. Stepler co-founded Measure with Brandon Torres Declet, who previously served as President of Measure until his appointment by the Company’s Board of Directors to the post of Chief Executive Officer of AgEagle last month. Stepler has nearly two decades of leadership experience working in the UAV, aerospace and defense industries, as well as international finance.

Scott Lumish – Senior Vice President of Sales and Business Development

AgEagle further announced that Scott Lumish has joined the Company as its Senior Vice President of Sales and Business Development. With more than 30 years of experience in senior leadership and strategic business-building, Lumish successfully led numerous multi-faceted go-to-market programs involving the development of global channel ecosystems, strategic and OEM partnerships and key account acquisitions for organizations engaged in Drone Enterprise Software, SaaS, ERP and Autonomous Robotics. Among his many prolific roles, he served as Chief Executive Officer of Hangar Technology, a drone workflow automation company. In 2019, he led the sale of Hangar Technology to AirMap, a U.S.-based airspace and automation company working to accelerate the adoption of unmanned aerial system technologies by civilian governments, defense and security and enterprise sectors.

Lumish was also former Vice President of Business Development at DroneDeploy, a cloud-based drone mapping software provider for the global commercial drone markets. Earlier in his career, he held various senior level and executive positions at several high growth technology companies, including Intacct Corporation, Transverse, NetSuite, Cobalt Networks, MainSoft Corporation and Pure Software. Lumish was also a member of the Board of Directors of Measure prior to it being acquired by AgEagle.

Andrea CinqMars – Director of Marketing

 In addition, AgEagle is pleased to welcome Andrea CinqMars as its Director of Marketing, charged with overseeing all creative, brand-building, lead generation marketing and advertising, and digital and social media strategies for AgEagle and its subsidiary companies.

For the past 15 years, CinqMars has distinguished herself as a natural and collaborative leader working with companies and clients ranging from start-ups to Fortune 500s in both corporate and agency environments. Her proven track record of success is punctuated by her many achievements leading global marketing and brand-building initiatives for Sales Performance International, Ingersoll Rand, TRACOM Group, Microsoft, Philips, Mastercard and EY, among many others.

Torres Declet stated, “At AgEagle, we understand that leading in our industry will greatly depend on recruiting a deep bench of talented and passionate professionals. As we continue to scale our business, our customers can continue to count on the team delivering best-in-class drone, sensor and software solutions. I’m very pleased to welcome Scott and Andrea to AgEagle’s team and heartily congratulate Jesse on his well-deserved promotion.”

About AgEagle Aerial Systems Inc.

Founded in 2010, AgEagle is one of the nation’s leading commercial drone technology providers. AgEagle’s mission is to empower The Drone Age™ by providing American-made drone solutions to the world. The Company is leveraging its reputation as one of the industry’s premium technology solutions and aerial data intelligence providers to deliver high performance, end-to-end drone solutions for commercial use worldwide. AgEagle products are proudly manufactured and assembled in the United States. For additional information, please visit our websites at www.ageagle.com, www.measure.com and www.micasense.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

Investor Relations:	Media:
Gateway Investor Relations	Clarity PR
Matt Glover or Cody Cree	Monica Feig
Phone: 949-574-3860	Phone: 818-917-0770
Email: UAVS@gatewayIR.com	Email: ageagle@clarity.pr